EXHIBIT 21


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                        Subsidiaries of the Registrant(1)


                                                  State of        Percentage
                                               Incorporation      Ownership
                                               -------------      ---------

Farmers and Mechanics Bank                      United States        100%

FMS Financial Services, Inc.(2)(4)              New Jersey           100%

Land Financial Services, Inc.(2)                New Jersey           100%

First Plunge, Inc. (3)(4)                       New Jersey           100%

Fishpond, Inc. (3)(4)                           New Jersey           100%

Angell Ayes, Inc. (3)(4)                        New Jersey           100%

Peter's Passion, Inc. (3)(4)                    New Jersey           100%

Atlantic Adventures, Inc.(3)                    New Jersey           100%

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(1)      The  operations of the  subsidiaries  are included in the  consolidated financial statements contained in the Annual Report to Stockholders attached as Exhibit 13 to the Form 10-K.
(2)      Subsidiary of Farmers and Mechanics Bank.
(3)      Subsidiary of Land Financial Services, Inc.
(4)      Currently an inactive subsidiary.